Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RumbleOn, Inc. (the “Company”) of our report dated October 22, 2018 relating to the financial statements of Wholesale, Inc. for the years ended December 31, 2017, 2016 and 2015 included in a Current Report on Form 8-K/A filed on January 14, 2019 by the Company.

/s/ Henderson Hutcherson & McCullough, PLLC
Certified Public Accountants
Chattanooga, Tennessee

May 31, 2019